November 21, 2011

Securities and Exchange Commission

Re:

BioMedical Technology Solutions Holdings, Inc. EIN: 26-3161860

Commissioners:

We were previously the principal accountants for BioMedical Technology Solutions Holdings, Inc., and we reported on the financial statements of BioMedical Technology Solutions Holdings, Inc. as of December 31, 2010 and 2009, and for the years ended December 31, 2010 and 2009. We have not provided any audit services to BioMedical Technology Solutions Holdings, Inc. since the audit of the December 31, 2010 financial statements. We did conduct quarterly reviews on the interim financial statements of BioMedical Technology Solutions Holdings, Inc. through June 30, 2011. We resigned as the principal accountants of BioMedical Technology Solutions Holdings, Inc. on August 19, 2011.

We have read the Company's statements included under Item 4.01 of its Form 8-K. We agree with the statements concerning our Firm in Item 4.01 of the Form 8-K. We have no basis on which to agree or disagree with other statements made in the Form 8-K.

Very truly yours,

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP Englewood, Colorado